News Release
Exhibit 99.1

SM ENERGY REPORTS THIRD QUARTER 2022 RESULTS;
RETURN OF CAPITAL PROGRAM IS INITIATED

DENVER, CO November 3, 2022 - SM Energy Company (the “Company”) (NYSE: SM) today announced operating and financial results for the third quarter 2022 and provided certain fourth quarter and full year 2022 guidance. Highlights include:
•Driving profitability. Net income in the third quarter and for the first nine months of 2022 was $481.2 million, or $3.87 per diluted common share, and $853.5 million, or $6.87 per diluted common share, respectively. Adjusted net income(1) in the third quarter and for the first nine months of 2022 was $1.82 and $6.00 per diluted common share, respectively. Net cash provided by operating activities in the third quarter and for the first nine months of 2022 was $513.4 million and $1.40 billion, respectively. Adjusted EBITDAX(1) in the third quarter and for the first nine months was $460.2 million and $1.54 billion, respectively.
•Further improving the leverage ratio. Net-debt-to-adjusted EBITDAX(1) was reduced to 0.6 times at third quarter end.
•Initiating return of capital program through share buybacks and increased fixed dividend. As announced on September 7, 2022, the Company launched a return of capital program that includes an increase in the fixed dividend to $0.60 per share annually, to be paid in quarterly increments of $0.15 per share, and authorization for share repurchases of up to $500.0 million. The Company initiated the program by repurchasing approximately 453,000 shares during the quarter and scheduling the first $0.15 quarterly dividend for payment on November 7, 2022.
•Generating noteworthy performance from new wells. In South Texas, five new Austin Chalk wells reached peak IP 30 in the northern portion of the Company’s position. The wells averaged approximately 1,300 Boe/d at 72% oil and 89% liquids and are expected to payout in approximately 8 months. In the Midland Basin, the Company recently completed three, high performing new wells in Sweetie Peck that are expected to reach peak IP 30 in November, proving-up an area along the western flank of the position.
•Keeping capital expenditures on track. Third quarter capital expenditures of $226.1 million, adjusted for an increase in capital accruals of $12.8 million totaled $238.9 million.(1) For the full year 2022, capital expenditures (net of the change in capital accruals) are expected to range between $870.0 and $900.0 million, unchanged from earlier guidance.
•Applying new technology to further reduce emissions. The Company initiated its program to conduct monthly flyovers of the majority of its operated facilities in the Midland Basin for enhanced methane detection. In conjunction with this program, the Company designed an automated data integration system that concurrently pulls the data onto internal dashboards, enabling better accuracy and faster response times.
President and Chief Executive Officer Herb Vogel comments: “This is a very exciting time for our Company as we enhance our return of capital to shareholders with a solid, sustainable increase in the annual fixed dividend and a robust share buyback program. We believe that SM Energy has among the highest quality and longest life inventories in our space, and we consider ourselves to be among the top operators in terms of efficiency and organic inventory replacement. Over the past 12 months we have generated more than $1 billion in adjusted free cash flow.(1) We believe we have established the foundation for sustainable and repeatable return of capital through the cycle and provided for upside flexibility during periods of strong commodity prices.”

PRODUCTION BY OPERATING AREA

	Midland Basin	South Texas	Total
Oil (MBbl / MBbl/d)	4,497 / 48.9	1,179 / 12.8	5,676 / 61.7
Natural Gas (MMcf / MMcf/d)	16,082 / 174.8	14,872 / 161.7	30,954 / 336.5
NGLs (MBbl / MBbl/d)	9 / -	1,836 / 20.0	1,845 / 20.1
Total (MBoe / MBoe/d)	7,186 / 78.1	5,493 / 59.7	12,679 / 137.8
Note: Totals may not calculate due to rounding.
As previously reported, third quarter production volumes were 12.7 MMBoe, or 137.8 MBoe/d. Volumes were approximately 57% from the Midland Basin and 43% from South Texas and were 45% oil.

REALIZED PRICES BY OPERATING AREA

	Midland Basin	South Texas	Total (Pre/Post-hedge)(1)
Oil ($/Bbl)	$93.59	$89.12	$92.66 / $71.44
Natural Gas ($/Mcf)	$7.71	$7.44	$7.58 / $5.58
NGLs ($/Bbl)	nm	$36.37	$36.36 / $34.25
Per Boe	$75.85	$51.42	$65.27 / $50.58
Note: Totals may not calculate due to rounding.
As previously reported, the third quarter average realized price before the effect of hedges was $65.27 per Boe and the average realized price after the effect of hedges (post-hedge) was $50.58 per Boe.(1)
•Benchmark pricing for the quarter included NYMEX WTI at $91.56/Bbl, NYMEX Henry Hub natural gas at $8.20/MMBtu and Hart Composite NGLs at $42.47/Bbl.
•The effect of commodity derivative settlements for the third quarter was a loss of $14.69 per Boe, or $186.3 million.
•The realized price for natural gas was negatively affected by lower realizations in the Midland Basin where NGL revenue is incorporated into the realized natural gas price. The Company expects realizations to remain lower in this region into the fourth quarter due to widened differentials at the regional Waha trading hub.
For additional operating metrics and regional detail, please see the Financial Highlights section below and the accompanying slide deck.

NET INCOME (LOSS), NET INCOME (LOSS) PER SHARE AND NET CASH PROVIDED BY OPERATING ACTIVITIES
Third quarter 2022 net income was $481.2 million, or $3.87 per diluted common share, compared with net income of $85.6 million, or $0.69 per diluted common share, for the same period in 2021. The current year period included a 10% increase in total oil, gas, and NGL production revenue and other income due to a 23% increase in the average commodity price per Boe as compared to the same period in 2021. The current year period also benefited from a net derivative gain of $137.6 million, a 19% decline in DD&A per Boe and lower interest expense as compared to the same period in 2021. This was partially offset by an income tax expense of $119.4 million versus a negligible amount in the third quarter 2021. For the first nine months of 2022, net income was $853.5 million, or $6.87 per diluted common share, compared with a net loss of $388.7 million, or $3.29 per diluted common share, for the same period in 2021.
Third quarter 2022 net cash provided by operating activities of $513.4 million before net change in working capital of $(96.5) million totaled $416.9 million,(1) which was up $109.9 million, or 36%, from the same period in 2021 with net cash provided by operating activities of $328.1 million before net change in working capital of $(21.1) million totaling $307.0 million.(1) The increase in net cash provided by operating activities before net change in working capital for the third quarter 2022 compared with the same period in 2021 was primarily due to the increase in realized prices, lower realized derivative settlement losses and lower interest expense. For the first nine months of 2022, net cash provided by operating activities of $1,398.0 million before net change in working capital of $13.3 million totaled $1,411.3 million, which was up $733.3 million from the same period in 2021. The increase in net cash provided by operating activities before net change in working capital for the first nine months of 2022 compared with the same period in 2021 was primarily due to the increases in both production volumes and realized prices.
ADJUSTED EBITDAX,(1) ADJUSTED NET INCOME,(1) AND NET DEBT-TO-ADJUSTED EBITDAX(1)
Third quarter 2022 Adjusted EBITDAX(1) was $460.2 million, up $113.5 million, or 33%, from $346.7 million for the same period in 2021. For the first nine months of 2022 Adjusted EBITDAX(1) was $1.5 billion compared with $818.5 million for the same period in 2021.
Third quarter 2022 Adjusted net income(1) was $226.0 million, or $1.82 per diluted common share, which compares with Adjusted net income(1) of $91.5 million, or $0.74 per diluted common share, for the same period in 2021. For the first nine months of 2022, Adjusted net income(1) was $744.8 million, or $6.00 per diluted common share, compared with an Adjusted net income(1) of $86.7 million, or $0.73 per diluted common share, for the same period in 2021.
At September 30, 2022, Net debt-to-Adjusted EBITDAX(1) was 0.6 times.
FINANCIAL POSITION, LIQUIDITY AND CAPITAL EXPENDITURES
On September 30, 2022, the outstanding principal amount of the Company’s long-term debt was $1.6 billion with zero drawn on the Company’s senior secured revolving credit facility, and cash and cash equivalents of $498.4 million. Net debt(1) was $1.1 billion.
Third quarter 2022 capital expenditures of $226.1 million adjusted for increased capital accruals of $12.8 million were $238.9 million(1), coming in below guidance of $250-270 million. During the third quarter 2022, the Company drilled 18 net wells, of which 8 were in South Texas and 10 were in the Midland Basin, and added 31 net flowing completions, of which 17 were in South Texas and 14 were in the Midland Basin.

COMMODITY DERIVATIVES
As entered into as of October 31, 2022, commodity derivative positions for the fourth quarter of 2022 include:
•Oil - Approximately 52% of expected oil production is hedged to WTI at an average price of $56.01/Bbl (weighted-average of collar ceilings and swaps).
•Oil, Midland Basin differential - Approximately 2,500 MBbls are hedged to the local price point at a positive $1.15/Bbl basis.
•Natural gas - Approximately 48% of expected natural gas production is hedged. 7,000 BBtu is hedged to HSC at a weighted-average price of $2.47/MMBtu, and 3,100 BBtu is hedged to Waha at a weighted-average price of $2.22/MMBtu.
•NGL hedges are by individual product and include propane swaps and collars.
The Company expects to hedge less than 30% of 2023 production.
A detailed schedule of these and other derivative positions are provided in the 3Q22 accompanying slide deck.
2022 OPERATING PLAN AND GUIDANCE
The Company is unable to provide a reconciliation of forward-looking non-GAAP capital expenditures because components of the calculation are inherently unpredictable, such as changes to, and timing of, capital accruals. The inability to project certain components of the calculation would significantly affect the accuracy of a reconciliation.
GUIDANCE FULL YEAR AND FOURTH QUARTER 2022:
•Capital expenditures (net of the change in capital accruals): Full year $870-900 million, unchanged. Fourth quarter $228-258 million. For the full year 2022, the Company expects to complete approximately 81 net wells.
•Production: 52.5-53.0 MMBoe or 144-145 MBoe/d, as previously reported, at ~46% oil. Fourth quarter 12.7-13.2 MMBoe, or 138-143 MBoe/d, at ~44% oil.
•LOE: $5.10-$5.15/Boe, reflecting higher second half inflation. Fourth quarter ~$5.60/Boe.
•Transportation: ~$3.00/Boe, unchanged. Fourth quarter ~$3.25/Boe.
•Production and ad valorem taxes: ~$3.90/Boe, increased due to higher mid-year commodity prices and higher property tax assessments, respectively. Fourth quarter ~$3.50/Boe.
•DD&A: ~$11.50/Boe, unchanged: Fourth quarter ~$11.50/Boe.
•Exploration expense: ~$55 million, up slightly.
•G&A: ~$110 million, unchanged.
UPCOMING EVENTS
EARNINGS Q&A WEBCAST AND CONFERENCE CALL
November 4, 2022 – Please join SM Energy management at 8:00 a.m. Mountain time/10:00 a.m. Eastern time for the third quarter 2022 financial and operating results Q&A session. This discussion will be accessible via webcast (available live and for replay) on the Company’s website at ir.sm-energy.com or by telephone. To join the live conference call, please register at the link below for dial-in information.
•Live Conference Call Registration: https://conferencingportals.com/event/pAjDSntN
•Replay (conference ID 11299) - Domestic toll free/International: 888-330-2434/240-789-2725
The call replay will be available approximately one hour after the call and until November 18, 2022.
CONFERENCE PARTICIPATION
•November 29, 2022 - Bank of America Energy Credit Conference. Chief Financial Officer Wade Pursell will present at 10:50 am Eastern time. The event will be webcast, accessible from the Company’s website and available for replay for a limited period. The Company will post an investor presentation to its website the morning of the event.
•December 6, 2022 - 17th Annual Capital One Energy Conference. President and Chief Executive Officer Herb Vogel will participate in investor meetings at the event.
DISCLOSURES
FORWARD LOOKING STATEMENTS
This release contains forward-looking statements within the meaning of securities laws. The words “estimate,” "expect," "goal," "generate," “plan,” "target," “believes,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this release include, among other things, projections for the full year and fourth quarter 2022, including guidance for capital expenditures, production, production costs, DD&A, exploration expense and G&A; the timing of expected payout and to reach IP 30 rates for certain new wells; the quality and life of our inventory; expectations for future natural gas realized prices; the percent of future production to be hedged, and the number of wells the Company plans to complete in 2022. These statements involve known and unknown risks, which may cause SM Energy's actual results to differ materially from results expressed or implied by the forward-looking statements. Future results may be impacted by the risks discussed in the Risk Factors section of SM Energy's most recent Annual Report on Form 10-K, as such risk factors may be updated from time to time in the Company's other periodic reports filed with the Securities and Exchange Commission, specifically the third quarter 2022 Form 10-Q and the 2021 Form 10-K. The forward-looking statements contained herein speak as of the date of this release. Although SM Energy may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so, except as required by securities laws.
FOOTNOTE 1
Indicates a non-GAAP measure or metric. Please refer below to the section "Definitions of non-GAAP Measures and Metrics as Calculated by the Company" in Financials Highlights for additional information.

ABOUT THE COMPANY
SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of oil, gas, and NGLs in the state of Texas. SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at www.sm-energy.com.
SM ENERGY INVESTOR CONTACTS
Jennifer Martin Samuels, jsamuels@sm-energy.com, 303-864-2507

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
September 30, 2022

Condensed Consolidated Balance Sheets
(in thousands, except share data)	September 30,	December 31,
ASSETS	2022	2021
Current assets:
Cash and cash equivalents	$498,435	$332,716
Accounts receivable	258,003	247,201
Derivative assets	42,207	24,095
Prepaid expenses and other	9,133	9,175
Total current assets	807,778	613,187
Property and equipment (successful efforts method):
Proved oil and gas properties	9,914,261	9,397,407
Accumulated depletion, depreciation, and amortization	(6,054,796)	(5,634,961)
Unproved oil and gas properties	579,261	629,098
Wells in progress	276,298	148,394
Other property and equipment, net of accumulated depreciation of $62,950 and $62,359, respectively	31,831	36,060
Total property and equipment, net	4,746,855	4,575,998
Noncurrent assets:
Derivative assets	36,048	239
Other noncurrent assets	60,832	44,553
Total noncurrent assets	96,880	44,792
Total assets	$5,651,513	$5,233,977
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$631,984	$563,306
Derivative liabilities	174,717	319,506
Other current liabilities	7,316	6,515
Total current liabilities	814,017	889,327
Noncurrent liabilities:
Revolving credit facility	—	—
Senior Notes, net	1,571,429	2,081,164
Asset retirement obligations	97,724	97,324
Deferred income taxes	212,470	9,769
Derivative liabilities	14,506	25,696
Other noncurrent liabilities	73,705	67,566
Total noncurrent liabilities	1,969,834	2,281,519
Stockholders’ equity:
Common stock, $0.01 par value - authorized: 200,000,000 shares; issued and outstanding: 122,796,046 and 121,862,248 shares, respectively	1,228	1,219
Additional paid-in capital	1,810,352	1,840,228
Retained earnings	1,068,385	234,533
Accumulated other comprehensive loss	(12,303)	(12,849)
Total stockholders’ equity	2,867,662	2,063,131
Total liabilities and stockholders’ equity	$5,651,513	$5,233,977

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
September 30, 2022

Condensed Consolidated Statements of Operations
(in thousands, except per share data)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Operating revenues and other income:
Oil, gas, and NGL production revenue	$827,558	$759,813	$2,676,656	$1,745,547
Other operating income	7,893	426	10,673	22,387
Total operating revenues and other income	835,451	760,239	2,687,329	1,767,934
Operating expenses:
Oil, gas, and NGL production expense	159,961	135,745	470,245	362,131
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	145,865	202,701	460,169	574,375
Exploration (1)	14,203	8,709	44,117	26,746
Impairment	1,077	8,750	6,466	26,250
General and administrative (1)	28,428	25,530	81,715	74,883
Net derivative (gain) loss (2)	(137,577)	209,146	385,180	924,183
Other operating expense, net	1,213	43,401	2,614	44,654
Total operating expenses	213,170	633,982	1,450,506	2,033,222
Income (loss) from operations	622,281	126,257	1,236,823	(265,288)
Interest expense	(22,825)	(40,861)	(97,708)	(120,268)
Gain (loss) on extinguishment of debt	—	5	(67,605)	(2,139)
Other non-operating income (expense), net	1,163	153	930	(1,071)
Income (loss) before income taxes	600,619	85,554	1,072,440	(388,766)
Income tax (expense) benefit	(119,379)	39	(218,951)	95
Net income (loss)	$481,240	$85,593	$853,489	$(388,671)

Basic weighted-average common shares outstanding	123,195	121,457	122,318	118,224
Diluted weighted-average common shares outstanding	124,279	123,851	124,233	118,224
Basic net income (loss) per common share	$3.91	$0.70	$6.98	$(3.29)
Diluted net income (loss) per common share	$3.87	$0.69	$6.87	$(3.29)
Dividends per common share	$0.15	$0.01	$0.16	$0.02

(1) Non-cash stock-based compensation included in:
Exploration expense	$1,000	$908	$2,965	$3,004
General and administrative expense	4,105	3,590	10,893	11,187
Total non-cash stock-based compensation	$5,105	$4,498	$13,858	$14,191

(2) The net derivative (gain) loss line item consists of the following:
Derivative settlement loss	$186,299	$213,555	$595,080	$480,262
(Gain) loss on fair value changes	(323,876)	(4,409)	(209,900)	443,921
Total net derivative (gain) loss	$(137,577)	$209,146	$385,180	$924,183

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
September 30, 2022

Condensed Consolidated Statements of Stockholders' Equity
(in thousands, except share data and dividends per share)

			Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Loss	Total Stockholders’ Equity
	Common Stock
	Shares	Amount
Balances, December 31, 2021	121,862,248	$1,219	$1,840,228	$234,533	$(12,849)	$2,063,131
Net income	—	—	—	48,764	—	48,764
Other comprehensive income	—	—	—	—	182	182
Cash dividends declared, $0.01 per share	—	—	—	(1,218)	—	(1,218)
Issuance of common stock upon vesting of RSUs, net of shares used for tax withholdings	1,929	—	(24)	—	—	(24)
Stock-based compensation expense	—	—	4,274	—	—	4,274
Balances, March 31, 2022	121,864,177	$1,219	$1,844,478	$282,079	$(12,667)	$2,115,109
Net income	—	—	—	323,485	—	323,485
Other comprehensive income	—	—	—	—	182	182
Issuance of common stock under Employee Stock Purchase Plan	65,634	1	1,644	—	—	1,645
Stock-based compensation expense	29,471	—	4,479	—	—	4,479
Balances, June 30, 2022	121,959,282	$1,220	$1,850,601	$605,564	$(12,485)	$2,444,900
Net income	—	—	—	481,240	—	481,240
Other comprehensive income	—	—	—	—	182	182
Cash dividends declared, $0.15 per share	—	—	—	(18,419)	—	(18,419)
Issuance of common stock upon vesting of RSUs and settlement of PSUs, net of shares used for tax withholdings	1,289,498	13	(25,118)			(25,105)
Stock-based compensation expense	—	—	5,105	—	—	5,105
Purchase of shares under Stock Repurchase Program	(452,734)	(5)	(20,236)	—	—	(20,241)
Balances, September 30, 2022	122,796,046	$1,228	$1,810,352	$1,068,385	$(12,303)	$2,867,662

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
September 30, 2022

Condensed Consolidated Statements of Stockholders' Equity (Continued)
(in thousands, except share data and dividends per share)
			Additional Paid-in Capital		Accumulated Other Comprehensive Loss	Total Stockholders’ Equity
	Common Stock			Retained Earnings (Deficit)
	Shares	Amount
Balances, December 31, 2020	114,742,304	$1,147	$1,827,914	$200,697	$(13,598)	$2,016,160
Net loss	—	—	—	(251,269)	—	(251,269)
Other comprehensive income	—	—	—	—	191	191
Cash dividends declared, $0.01 per share	—	—	—	(1,147)	—	(1,147)
Stock-based compensation expense	—	—	5,737	—	—	5,737
Balances, March 31, 2021	114,742,304	$1,147	$1,833,651	$(51,719)	$(13,407)	$1,769,672
Net loss	—	—	—	(222,995)	—	(222,995)
Other comprehensive income	—	—	—	—	592	592
Cash dividends, $0.01 per share	—	—	—	(31)	—	(31)
Issuance of common stock under Employee Stock Purchase Plan	252,665	3	1,312	—	—	1,315
Stock-based compensation expense	57,795	1	3,955	—	—	3,956
Issuance of common stock through cashless exercise of Warrants	5,918,089	59	(59)	—	—	—
Balances, June 30, 2021	120,970,853	$1,210	$1,838,859	$(274,745)	$(12,815)	$1,552,509
Net income	—	—	—	85,593	—	85,593
Other comprehensive income	—	—	—	—	246	246
Cash dividends declared, $0.01 per share	—	—	—	(1,215)	—	(1,215)
Issuance of common stock upon vesting of RSUs and settlement of PSUs, net of shares used for tax withholdings	502,937	5	(4,737)	—	—	(4,732)
Stock-based compensation expense	—	—	4,498	—	—	4,498
Balances, September 30, 2021	121,473,790	$1,215	$1,838,620	$(190,367)	$(12,569)	$1,636,899

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
September 30, 2022

Condensed Consolidated Statements of Cash Flows
(in thousands)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income (loss)	$481,240	$85,593	$853,489	$(388,671)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	145,865	202,701	460,169	574,375
Impairment	1,077	8,750	6,466	26,250
Stock-based compensation expense	5,105	4,498	13,858	14,191
Net derivative (gain) loss	(137,577)	209,146	385,180	924,183
Derivative settlement loss	(186,299)	(213,555)	(595,080)	(480,262)
Amortization of debt discount and deferred financing costs	1,303	3,905	8,910	13,350
(Gain) loss on extinguishment of debt	—	(5)	67,605	2,139
Deferred income taxes	110,048	(68)	202,996	(282)
Other, net	(3,910)	6,076	7,668	(7,301)
Net change in working capital	96,518	21,078	(13,230)	52,170
Net cash provided by operating activities	513,370	328,119	1,398,031	730,142

Cash flows from investing activities:
Capital expenditures	(226,101)	(180,088)	(591,846)	(550,265)
Other, net	(596)	5,293	(596)	5,514
Net cash used in investing activities	(226,697)	(174,795)	(592,442)	(544,751)

Cash flows from financing activities:
Proceeds from revolving credit facility	—	705,500	—	1,649,500
Repayment of revolving credit facility	—	(758,000)	—	(1,742,500)
Net proceeds from Senior Notes	—	(812)	—	392,771
Cash paid to repurchase Senior Notes	—	(65,480)	(584,946)	(450,776)
Repurchase of common stock	(20,241)	—	(20,241)	—
Net proceeds from sale of common stock	—	—	1,645	1,315
Dividends paid	—	—	(1,218)	(1,178)
Other, net	(35,086)	(4,732)	(35,110)	(4,733)
Net cash used in financing activities	(55,327)	(123,524)	(639,870)	(155,601)

Net change in cash, cash equivalents, and restricted cash	231,346	29,800	165,719	29,790
Cash, cash equivalents, and restricted cash at beginning of period	267,089	—	332,716	10
Cash, cash equivalents, and restricted cash at end of period	$498,435	$29,800	$498,435	$29,800

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
September 30, 2022

Condensed Consolidated Statements of Cash Flows (Continued)
(in thousands)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Supplemental schedule of additional cash flow information and non-cash activities:
Operating activities:
Cash paid for interest, net of capitalized interest	$(34,793)	$(51,364)	$(125,668)	$(126,228)
Investing activities:
Increase (decrease) in capital expenditure accruals and other	$12,810	$(20,102)	$50,590	$8,885

Other information:
Net cash paid for income taxes	$(4)	$(181)	$(10,506)	$(802)

DEFINITIONS OF NON-GAAP MEASURES AND METRICS AS CALCULATED BY THE COMPANY
To supplement the presentation of its financial results prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides certain non-GAAP measures and metrics, which are used by management and the investment community to assess the Company’s financial condition, results of operations, and cash flows, as well as compare performance from period to period and across the Company’s peer group. The Company believes these measures and metrics are widely used by the investment community, including investors, research analysts and others, to evaluate and compare recurring financial results among upstream oil and gas companies in making investment decisions or recommendations. These measures and metrics, as presented, may have differing calculations among companies and investment professionals and may not be directly comparable to the same measures and metrics provided by others. A non-GAAP measure should not be considered in isolation or as a substitute for the most directly comparable GAAP measure or any other measure of a company’s financial or operating performance presented in accordance with GAAP. A reconciliation of the Company’s non-GAAP measures to the most directly comparable GAAP measure is presented below. These measures may not be comparable to similarly titled measures of other companies.
Adjusted EBITDAX: Adjusted EBITDAX is calculated as net income (loss) before interest expense, interest income, income taxes, depletion, depreciation, amortization and asset retirement obligation liability accretion expense, exploration expense, property abandonment and impairment expense, non-cash stock-based compensation expense, derivative gains and losses net of settlements, gains and losses on divestitures, gains and losses on extinguishment of debt, and certain other items. Adjusted EBITDAX excludes certain items that the Company believes affect the comparability of operating results, including items that are generally non-recurring in nature or whose timing and/or amount cannot be reasonably estimated. The Company believes that Adjusted EBITDAX provides useful information for internal analysis and for investors and analysts, as a performance and liquidity measure, to evaluate the Company’s ability to internally generate funds for exploration, development, acquisitions, and to service debt. The Company is also subject to financial covenants under the Company’s Credit Agreement, a material source of liquidity for the Company, based on Adjusted EBITDAX ratios. Please reference the Company’s third quarter 2022 Form 10-Q for discussion of the Credit Agreement and its covenants.
Adjusted net income (loss) and adjusted net income (loss) per diluted common share: Adjusted net income (loss) and adjusted net income (loss) per diluted common share excludes certain items that the Company believes affect the comparability of operating results, including items that are generally non-recurring in nature or whose timing and/or amount cannot be reasonably estimated. These items include non-cash and other adjustments, such as derivative gains and losses net of settlements, impairments, net (gain) loss on divestiture activity, gains and losses on extinguishment of debt, and accruals for non-recurring matters. The Company uses these measures to evaluate the comparability of the Company's ongoing operational results and trends and believes these measures provide useful information to investors for analysis of the Company's fundamental business on a recurring basis.
Adjusted free cash flow: Adjusted free cash flow is calculated as net cash provided by operating activities before net change in working capital less capital expenditures before increase (decrease) in capital expenditure accruals and other. The Company uses this measure as representative of the cash from operations, in excess of capital expenditures that provides liquidity to fund discretionary obligations such as debt reduction, returning cash to shareholders or expanding the business.
Net debt: Net debt is calculated as the total principal amount of outstanding senior unsecured notes plus amounts drawn on the revolving credit facility less cash and cash equivalents (also referred to as total funded debt). The Company uses net debt as a measure of financial position and believes this measure provides useful additional information to investors to evaluate the Company's capital structure and financial leverage.
Net debt-to-Adjusted EBITDAX: Net debt-to-Adjusted EBITDAX is calculated as Net Debt (defined above) divided by Adjusted EBITDAX (defined above) for the trailing twelve-month period (also referred to as leverage ratio). A variation of this calculation is a financial covenant under the Company’s Credit Agreement. The Company and the investment community may use this metric in understanding the Company’s ability to service its debt and identify trends in its leverage position. The Company reconciles the two non-GAAP measure components of this calculation.
Post-hedge: Post-hedge is calculated as the average realized price after the effects of commodity derivative settlements. The Company believes this metric is useful to management and the investment community to understand the effects of commodity derivative settlements on average realized price.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
September 30, 2022

Production Data
	For the Three Months Ended			Percent Change Between		For the Nine Months Ended		Percent Change Between Periods
	September 30,	June 30,	September 30,	3Q22 & 2Q22	3Q22 & 3Q21	September 30,	September 30,
	2022	2022	2021			2022	2021
Realized sales price (before the effect of derivative settlements):
Oil (per Bbl)	$92.66	$108.64	$69.30	(15)%	34%	$98.52	$64.50	53%
Gas (per Mcf)	$7.58	$7.66	$5.12	(1)%	48%	$6.88	$4.24	62%
NGLs (per Bbl)	$36.36	$42.08	$36.87	(14)%	(1)%	$39.04	$31.19	25%
Equivalent (per Boe)	$65.27	$74.23	$53.02	(12)%	23%	$67.23	$47.43	42%
Realized sales price (including the effect of derivative settlements):
Oil (per Bbl)	$71.44	$79.45	$50.17	(10)%	42%	$75.05	$47.40	58%
Gas (per Mcf)	$5.58	$5.96	$3.89	(6)%	43%	$5.37	$3.09	74%
NGLs (per Bbl)	$34.25	$37.96	$20.22	(10)%	69%	$34.99	$18.75	87%
Equivalent (per Boe)	$50.58	$56.20	$38.12	(10)%	33%	$52.28	$34.38	52%
Net production volumes: (1)
Oil (MMBbl)	5.7	6.1	8.1	(8)%	(30)%	18.3	20.2	(9)%
Gas (Bcf)	31.0	31.5	29.1	(2)%	6%	93.8	77.1	22%
NGLs (MMBbl)	1.8	1.9	1.4	(5)%	30%	5.9	3.8	56%
Equivalent (MMBoe)	12.7	13.3	14.3	(5)%	(12)%	39.8	36.8	8%
Average net daily production: (1)
Oil (MBbls per day)	61.7	67.5	87.6	(9)%	(30)%	66.9	73.9	(9)%
Gas (MMcf per day)	336.5	346.3	316.3	(3)%	6%	343.7	282.5	22%
NGLs (MBbls per day)	20.1	21.4	15.5	(6)%	30%	21.6	13.9	56%
Equivalent (MBoe per day)	137.8	146.6	155.8	(6)%	(12)%	145.8	134.8	8%
Per Boe data:
Lease operating expense	$5.64	$5.11	$4.20	10%	34%	$4.98	$4.46	12%
Transportation costs	$2.87	$2.87	$2.41	—%	19%	$2.82	$2.75	3%
Production taxes	$3.17	$3.75	$2.49	(15)%	27%	$3.28	$2.18	50%
Ad valorem tax expense	$0.93	$0.69	$0.38	35%	145%	$0.73	$0.44	66%
General and administrative (2)	$2.24	$2.12	$1.78	6%	26%	$2.05	$2.03	1%
Derivative settlement loss	$(14.69)	$(18.03)	$(14.90)	19%	1%	$(14.95)	$(13.05)	(15)%
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	$11.50	$11.60	$14.14	(1)%	(19)%	$11.56	$15.61	(26)%

(1) Amounts and percentage changes may not calculate due to rounding.
(2) Includes non-cash stock-based compensation expense per Boe of $0.32, $0.26, and $0.25 for the three months ended September 30, 2022, June 30, 2022, and September 30, 2021, respectively, and $0.27 and $0.30 for the nine months ended September 30, 2022, and 2021, respectively.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
September 30, 2022

Adjusted EBITDAX Reconciliation (1)
(in thousands)

Reconciliation of net income (loss) (GAAP) and net cash provided by operating activities (GAAP) to Adjusted EBITDAX (non-GAAP):	For the Three Months Ended September 30,		For the Nine Months Ended September 30,		Trailing Twelve Months at September 30,
	2022	2021	2022	2021	2022
Net income (loss) (GAAP)	$481,240	$85,593	$853,489	$(388,671)	$1,278,389
Interest expense	22,825	40,861	97,708	120,268	137,793
Income tax expense (benefit)	119,379	(39)	218,951	(95)	228,984
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	145,865	202,701	460,169	574,375	660,180
Exploration (2)	13,203	7,801	41,152	23,742	52,756
Impairment	1,077	8,750	6,466	26,250	15,216
Stock-based compensation expense	5,105	4,498	13,858	14,191	18,486
Net derivative (gain) loss	(137,577)	209,146	385,180	924,183	362,656
Derivative settlement loss	(186,299)	(213,555)	(595,080)	(480,262)	(863,776)
(Gain) loss on extinguishment of debt	—	(5)	67,605	2,139	67,605
Other, net	(4,663)	905	(5,064)	2,407	(6,964)
Adjusted EBITDAX (non-GAAP)	$460,155	$346,656	$1,544,434	$818,527	$1,951,325
Interest expense	(22,825)	(40,861)	(97,708)	(120,268)	(137,793)
Income tax (expense) benefit	(119,379)	39	(218,951)	95	(228,984)
Exploration (2)(3)	(11,993)	(7,801)	(27,959)	(23,742)	(39,563)
Amortization of debt discount and deferred financing costs	1,303	3,905	8,910	13,350	12,835
Deferred income taxes	110,048	(68)	202,996	(282)	212,843
Other, net	(457)	5,171	(461)	(9,708)	4,987
Net change in working capital	96,518	21,078	(13,230)	52,170	52,011
Net cash provided by operating activities (GAAP)	$513,370	$328,119	$1,398,031	$730,142	$1,827,661

(1) See "Definitions of non-GAAP Measures and Metrics as Calculated by the Company" above.
(2) Stock-based compensation expense is a component of the exploration expense and general and administrative expense line items on the accompanying unaudited condensed consolidated statements of operations. Therefore, the exploration line items shown in the reconciliation above will vary from the amount shown on the accompanying unaudited condensed consolidated statements of operations for the component of stock-based compensation expense recorded to exploration expense.

(3) For the three and nine months ended September 30, 2022, amounts are net of certain capital expenditures related to unsuccessful exploration efforts outside of our core areas of operations.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
September 30, 2022

Adjusted Net Income Reconciliation (1)
(in thousands, except per share data)

Reconciliation of net income (loss) (GAAP) to adjusted net income (non-GAAP):	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Net income (loss) (GAAP)	$481,240	$85,593	$853,489	$(388,671)
Net derivative (gain) loss	(137,577)	209,146	385,180	924,183
Derivative settlement loss	(186,299)	(213,555)	(595,080)	(480,262)
Impairment	1,077	8,750	6,466	26,250
(Gain) loss on extinguishment of debt	—	(5)	67,605	2,139
Other, net	(3,117)	1,525	(2,984)	3,108
Tax effect of adjustments (2)	70,724	(1,272)	30,122	(103,166)
Valuation allowance on deferred tax assets	—	1,272	—	103,166
Adjusted net income (non-GAAP)	$226,048	$91,454	$744,798	$86,747

Diluted net income (loss) per common share (GAAP)	$3.87	$0.69	$6.87	$(3.29)
Net derivative (gain) loss	(1.11)	1.69	3.10	7.82
Derivative settlement loss	(1.50)	(1.72)	(4.79)	(4.06)
Impairment	0.01	0.07	0.05	0.22
(Gain) loss on extinguishment of debt	—	—	0.54	0.02
Other, net	(0.02)	0.01	(0.01)	0.02
Tax effect of adjustments (2)	0.57	(0.01)	0.24	(0.87)
Valuation allowance on deferred tax assets	—	0.01	—	0.87
Adjusted net income per diluted common share (non-GAAP)	$1.82	$0.74	$6.00	$0.73

Basic weighted-average common shares outstanding	123,195	121,457	122,318	118,224
Diluted weighted-average common shares outstanding	124,279	123,851	124,233	118,224

Note: Amounts may not calculate due to rounding.

(1) See "Definitions of non-GAAP Measures and Metrics as Calculated by the Company" above.
(2) The tax effect of adjustments for each of the three and nine months ended September 30, 2022, and 2021, was calculated using a tax rate of 21.7%. This rate approximates the Company's statutory tax rate for the respective periods, as adjusted for ordinary permanent differences.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
September 30, 2022

Reconciliation of Total Principal Amount of Debt to Net Debt (1)
(in thousands)
As of September 30, 2022
Principal amount of Senior Unsecured Notes (2)	$1,585,144
Revolving credit facility (2)	—
Total principal amount of debt (GAAP)	1,585,144
Less: Cash and cash equivalents	498,435
Net Debt (non-GAAP)	$1,086,709

(1) See "Definitions of non-GAAP Measures and Metrics as Calculated by the Company" above.
(2) Amounts are from Note 5 - Long-term Debt in Part I, Item I of the Company's Form 10-Q as of September 30, 2022.

Adjusted Free Cash Flow (1)
(in thousands)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,		Trailing Twelve Months at September 30,
	2022	2021	2022	2021	2022
Net cash provided by operating activities (GAAP)	$513,370	$328,119	$1,398,031	$730,142	$1,827,661
Net change in working capital	(96,518)	(21,078)	13,230	(52,170)	(52,011)
Cash flow from operations before net change in working capital	416,852	307,041	1,411,261	677,972	1,775,650

Capital expenditures (GAAP)	226,101	180,088	591,846	550,265	716,422
Increase (decrease) in capital expenditure accruals and other	12,810	(20,102)	50,590	8,885	30,879
Capital expenditures before accruals and other	238,911	159,986	642,436	559,150	747,301

Adjusted free cash flow (non-GAAP)	$177,941	$147,055	$768,825	$118,822	$1,028,349

(1) See "Definitions of non-GAAP Measures and Metrics as Calculated by the Company" above.